EXHIBIT 99.1

Donegal Group Inc. Announces Change to Virtual Annual Stockholder Meeting

MARIETTA, Pa., March 26, 2020 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB) announced today that, in order to avoid health risks associated with the current COVID-19 pandemic, the Company will hold its 2020 annual meeting of stockholders (the “Annual Meeting”) as a “virtual meeting” and has canceled the physical meeting the Company had previously announced in its Notice of 2020 Annual Meeting and Proxy Statement with respect to the Annual Meeting.

The Annual Meeting of Donegal Group Inc. will be held on Thursday, April 16, 2020 at 10:00a.m. Eastern Time.  Stockholders will be able to attend the Annual Meeting, vote and submit questions during the meeting via live webcast by accessing the following link: www.virtualshareholdermeeting.com/DGICA2020.  Stockholders will need to have their 16-digit control number included on the proxy card they received with the proxy materials mailed to them in order to vote or ask questions during the meeting.  Guests may participate in the webcast but will not have the ability to vote or ask questions during the meeting.

For online access to the Company’s Notice of 2020 Annual Meeting and Proxy Statement as filed with the Securities and Exchange Commission on March 16, 2020, please visit the Company’s investor relations website at http://investors.donegalgroup.com/Docs and view the document under the “Latest Proxy” heading.

About Donegal Group Inc.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in 20 Mid-Atlantic, Midwestern, New England and Southern states.  Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. conduct business together as the Donegal Insurance Group.  The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. We are focused on several primary strategies, including improving our financial performance, utilizing technology to improve our operational efficiency, strategically modernizing our business in order to achieve operational excellence and enhancing our market position to compete effectively.

CONTACT:  Jeffrey D. Miller
Executive Vice President and Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com